Exhibit 21.1

LIST OF

SUBSIDIARIES OF

MSAV HOLDINGS LIMITED

Name	Jurisdiction

MSAV (BVI) Ltd	British Virgin Islands
Mekar Subur AV Sdn. Bhd	Malaysia